EXHIBIT 99.1

CONTACT	FOR IMMEDIATE RELEASE
Intervoice, Inc.
Corbin Baumel
+ 1 (972) 454-8737
42-05
Intervoice Announces Results for the Third Quarter of Fiscal 2006
Sales of $41.0 Million and Net Income of $0.09 Per Diluted Share
DALLAS — December 20, 2005 — Intervoice, Inc. (NASDAQ: INTV) today reported revenues of $41.0 million and net income of $3.6 million, or $0.09 per diluted share, for its third quarter ended November 30, 2005. Revenues were down 5 percent from $43.3 million in the second quarter of fiscal 2006, and net income reflects a 21 percent decline from net income of $4.6 million, or $0.12 per diluted share, in the prior quarter. Revenues in the third quarter of fiscal 2005 totaled $48.4 million, and net income was $7.0 million or $0.18 per diluted share. The Company’s net income for the third quarter of fiscal 2006 was favorably impacted by approximately $0.7 million of adjustments related to the finalization of the US tax return for fiscal 2005 and the successful resolution of certain international tax matters.
During the third quarter of fiscal 2006, cash flow from operating activities totaled $4.3 million, and the Company’s cash balances increased by $0.9 million to $70.3 million. In addition, the Company’s working capital grew by $2.4 million during the quarter. The Company’s solutions backlog of $29.9 million at November 30, 2005 was down slightly from $30.3 million at the end of last quarter. The backlog for voice automation solution sales in North America was up 24 percent to $13.8 million while the backlog for international solution sales was down 16 percent to $16.1 million.
“Although top-line growth has been a challenge this year, I am pleased with the continued improvements in the Company’s balance sheet,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “Our financial strength continues to provide a strong foundation for future growth.”
On November 18, 2005 the Company announced that it had signed an agreement to purchase Edify Corporation, a leading global supplier of interactive voice response solutions, from S1 Corporation (NASDAQ: SONE), for $33.5 million in cash. The acquisition will strengthen Intervoice’s position in the voice automation market, and the added revenues and resources will enable Intervoice to accelerate the development and delivery of multi-channel, automated information solutions for both its enterprise and network customers. The merger is expected to close in late December 2005, subject to normal and customary closing conditions.
“I am looking forward to merging with Edify and expect this to be a very positive combination for our customers, partners, employees and shareholders,” said Bob Ritchey, the Company’s President & CEO, “We believe the Company’s long-term outlook continues to be favorable, and I currently believe revenues for the fourth quarter of fiscal 2006 will be in the $41 million to $47 million range, including $3 million to $5 million related to Edify’s business which will be consolidated following the consummation of the merger. I look forward to discussing details of our third fiscal quarter and outlook for the future in tomorrow’s conference call with investors.”
The Company has scheduled a conference call for 9:00 a.m. central time on Wednesday December 21, 2005, to discuss its third fiscal quarter results and its outlook for the future. To participate in the call, dial (719) 457-2637. The conference call confirmation code is 9550946. A webcast and replay of the call will be available at the Company’s Web site: www.intervoice.com.
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward-looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Readers are further cautioned that because Intervoice has not yet acquired Edify, any estimate of revenues related to Edify’s business is speculative. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
About Intervoice
Intervoice, Inc. (NASDAQ: INTV) provides leading enterprises and network operators with the platform, software, applications and services necessary to optimize the customer experience through voice automation solutions. Omvia®, the open, standards-based Intervoice product suite, offers unparalleled flexibility for advanced multi-media messaging, portal, IVR and payment applications. The Company’s two market units focus on enterprise and network markets, providing solutions that improve operational efficiencies, drive revenue and increase customer satisfaction and loyalty. Building on more than 20 years of systems integration and service delivery experience, the Professional Services Agility Suite from Intervoice is designed to provide proven best practices toward design, implementation, and optimization of voice applications. Intervoice systems have been proven in more than 23,000 implementations worldwide at companies across a variety of industries including: Ameritrade, Amtrak, Atmos Energy, Citibank, CSX Transportation, MasterCard, O2, Rogers Wireless, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner and Certified Partner for Learning Solutions, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.
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INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	November 30, 2005	February 28, 2005
	(Unaudited)
Current Assets
Cash and cash equivalents	$70,258	$60,242

Trade accounts receivable, net of allowance for doubtful accounts of $1,129 in fiscal 2006 and $799 in fiscal 2005	25,211	32,605
Inventory	8,836	7,642
Prepaid expenses and other current assets	4,620	4,339

	108,925	104,828

Property and Equipment, net of accumulated depreciation of $56,676 in fiscal 2006 and $54,303 in fiscal 2005	27,151	21,755

Other Assets
Intangible assets, net of accumulated amortization of $16,803 in fiscal 2006 and $15,840 in fiscal 2005	4,044	4,707
Goodwill	3,401	3,401
Other assets	64	168

	$143,585	$134,859

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$9,499	$11,485
Accrued expenses	9,479	13,745
Customer deposits	6,815	6,871
Deferred income	25,056	24,448
Current portion of long-term borrowings	—	400
Income taxes payable	5,515	4,129

	56,364	61,078
Long-Term Borrowings	—	1,333

Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,286,179 issued and outstanding in fiscal 2006 and 37,196,216 issued and outstanding in fiscal 2005	19	19
Additional capital	90,313	85,421
Accumulated deficit	(786)	(12,931)
Accumulated other comprehensive loss	(2,325)	(61)

Stockholders’ equity	87,221	72,448

	$143,585	$134,859

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2005	2004	2005	2004
Sales
Solutions	$19,328	$27,638	$62,720	$74,027
Recurring services	21,683	20,723	64,844	60,510

	41,011	48,361	127,564	134,537

Cost of goods sold
Solutions	11,474	13,741	37,328	38,997
Recurring services	6,409	6,997	18,794	20,973

	17,883	20,738	56,122	59,970

Gross margin
Solutions	7,854	13,897	25,392	35,030
Recurring services	15,274	13,726	46,050	39,537

	23,128	27,623	71,442	74,567

Research and development expenses	4,226	4,119	12,305	11,282
Selling, general and administrative expenses	15,801	16,380	46,601	44,469
Amortization of acquisition related intangible assets	252	252	756	1,209

Income from operations	2,849	6,872	11,780	17,607

Interest income	685	275	1,781	542
Interest expense	—	(129)	(31)	(513)
Other income (expense)	212	(89)	379	109

Income before taxes	3,746	6,929	13,909	17,745

Income taxes (benefit)	121	(104)	1,764	2,453

Net income	$3,625	$7,033	$12,145	$15,292

Net income per share — basic	$0.09	$0.20	$0.32	$0.43

Shares used in basic per share computation	38,251	36,060	37,970	35,965

Net income per share — diluted	$0.09	$0.18	$0.31	$0.40

Shares used in diluted per share computation	39,080	38,295	39,046	38,260

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2005	2004	2005	2004
Operating activities
Net income	$3,625	$7,033	$12,145	$15,292
Adjustments to reconcile net income to net cash provided by operating activities—depreciation and amortization	2,324	1,980	5,916	6,047
Other changes in operating activities	(1,616)	(6,621)	702	(10,276)

Net cash provided by operating activities	4,333	2,392	18,763	11,063

Investing activities
Purchases of property and equipment	(3,055)	(1,371)	(10,099)	(4,835)
Other	—	—	(300)	—

Net cash used in investing activities	(3,055)	(1,371)	(10,399)	(4,835)

Financing activities
Paydown of debt	—	(1,100)	(1,733)	(10,666)
Borrowings	—	—	—	8,000
Premium on early extinguishment of debt	—	—	—	(5)
Release of restricted cash	—	—	—	2,750
Exercise of stock options	314	915	2,392	2,618
Exercise of warrants	—	—	2,500	—

Net cash provided by (used in) financing activities	314	(185)	3,159	2,697

Effect of exchange rates on cash	(726)	804	(1,507)	811

Increase in cash and cash equivalents	866	1,640	10,016	9,736

Cash and cash equivalents, beginning of period	69,392	48,955	60,242	40,859

Cash and cash equivalents, end of period	$70,258	$50,595	$70,258	$50,595

INTERVOICE, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

Balance at February 28, 2005	37,196,216	$19	$85,421	$(12,931)	$(61)	$72,448

Net income	—	—	—	12,145	—	12,145

Foreign currency translation adjustment	—	—	—	—	(2,264)	(2,264)

Comprehensive income						9,881

Exercise of stock options	468,659	—	2,392	—	—	2,392

Exercise of warrants	621,304	—	2,500	—	—	2,500

Balance at November 30, 2005	38,286,179	$19	$90,313	$(786)	$(2,325)	$87,221

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended November 30, 2005
Unaudited
(In thousands)

	North		Rest of
	America		World		Total

Solutions	$6,651	34.4%	$12,677	65.6%	$19,328	100.0%
Customer and Software Support	11,973	76.8%	3,616	23.2%	15,589	100.0%
Managed Services	3,482	57.1%	2,612	42.9%	6,094	100.0%

Total Sales	$22,106	53.9%	$18,905	46.1%	$41,011	100.0%

Voice Automation/IVR					$9,749	23.8%
Network Portal					689	1.7%
Messaging					5,877	14.3%
Payment					3,013	7.3%

Total Solutions					19,328	47.1%

Customer and Software Support					15,589	38.0%
Managed Services					6,094	14.9%

Total Recurring Services					21,683	52.9%

Total Sales					$41,011	100.0%

Intervoice, Inc.
Revenues by Market and Geography
For the Nine Months Ended November 30, 2005
Unaudited
(In thousands)

	North		Rest of
	America		World		Total
Solutions	$24,195	38.6%	$38,525	61.4%	$62,720	100.0%
Customer and Software Support	34,255	74.5%	11,709	25.5%	45,964	100.0%
Managed Services	9,058	48.0%	9,822	52.0%	18,880	100.0%

Total Sales	$67,508	52.9%	$60,056	47.1%	$127,564	100.0%

Voice Automation/IVR					$30,954	24.3%
Network Portal					7,417	5.8%
Messaging					16,743	13.1%
Payment					7,606	6.0%

Total Solutions					62,720	49.2%

Customer and Software Support					45,964	36.0%
Managed Services					18,880	14.8%

Total Recurring Services					64,844	50.8%

Total Sales					$127,564	100.0%